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                                                                    Exhibit 23.6


The Board of Directors
Ravenna Savings Bank and Subsidiary

We consent to the use of our report dated August 25, 1999, with respect to the consolidated balance sheets of Ravenna Savings Bank as of June 30, 1999 and 1998, and the related consolidated statements of operations, shareholders' equity, and cash flows for the years then ended, included herein, and to the reference to our firm under the heading "Experts" in the registration statement.



                                 /s/ KPMG LLP


Cleveland, Ohio
March 27, 2000